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                                                                     Exhibit 4.1

                      SECOND AMENDMENT TO RIGHTS AGREEMENT

     This Second Amendment (the "Amendment"), dated and effective as of May 13, 2002 among EEX Corporation, a Texas corporation, as successor to Lone Star Energy Plant Operations, Inc. (the "Company"), Harris Trust Company of New York, a New York trust company ("Harris") and Computershare Investor Services, LLC ("Computershare"), to the Rights Agreement (the "Rights Agreement") between the Company and Harris dated as of September 10, 1996, as amended December 21, 1998.

                               W I T N E S S E T H

     WHEREAS, the Company and Harris previously entered into the Rights Agreement, pursuant to which Harris was appointed to serve as the Rights Agent; and

     WHEREAS, Computershare is transfer agent of the Company's Common Stock; and

     WHEREAS, the Company, Harris and Computershare have agreed that Harris will be removed as Rights Agent and the Company will appoint Computershare as successor Rights Agent under the Rights Agreement, and

     WHEREAS, in connection with the removal of Harris as Rights Agent and the appointment of Computershare as successor Rights Agent, the Company, Harris and Computershare desire to amend the Rights Agreement in certain respects.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     Section 1. Removal of Rights Agent. Harris is hereby removed as Rights Agent under the Rights Agreement.

     Section 2. Appointment of the Successor Rights Agent. The Company hereby appoints Computershare as successor Rights Agent under the Rights Agreement and Computershare hereby accepts such appointment.

     Section 3. Waiver of Prior Written Notice. The Company, Harris and Computershare each waive any requirements of prior written notice of a change of the Rights Agent under the Rights Agreement.

     Section 4. Amendment of Rights Agreement. The Rights Agreement shall be amended as follows:

     (a) Section 21 of the Rights Agreement is hereby amended by deleting the sentence that begins with "Any successor Rights Agent ..." and ends with "... an affiliate of a legal business entity described above in clause (a) of this sentence" and substituting in lieu thereof the following sentence:

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     "Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation, limited liability company or trust company (or similar legal business entity) that is (i) organized under the laws of, and doing business in, any State of the United States, (ii) authorized to conduct business in Texas and Illinois, in good standing,
     (iii) authorized under such laws to exercise corporate trust, fiduciary or stock transfer powers, (iv) subject to supervision or examination by a federal or state authority and has, at the time of its appointment as Rights Agent, a combined capital and surplus of at least $10,000,000 or (b) an Affiliate controlled by an entity described in clause (a) of this sentence."

     (b) Section 25 of the Rights Agreement is hereby amended by deleting the address for notice or demand to be given to the Company and the Rights Agent therein and substituting in lieu thereof the following:

         "EEX Corporation
         2500 CityWest Blvd., Suite 1400
         Houston, Texas 77042
         Attention: Chief Financial Officer

         with a copy to:

         EEX Corporation
         2500 CityWest Blvd., Suite 1400
         Houston, Texas 77042
         Attention: Corporate Secretary

         and

         Computershare Investor Services, LLC
         Two North LaSalle Street
         Chicago, Illinois 60602
         Attention:  Keith Bradley

         with a copy to:

         Computershare Investor Services, LLC
         Two North LaSalle Street
         Chicago, Illinois 60602
         Attention:  Steven Rothbloom"

     Section 5. Continued Effectiveness. The parties hereto hereby acknowledge and agree that, except as specifically supplemented and amended, changed or modified hereby, the Rights Agreement, as previously amended to the date hereof, shall remain in full force and effect in accordance with its terms.

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     Section 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

     Section 7. Except as otherwise expressly provided herein, or unless the context otherwise requires, all terms used herein have the meanings assigned to them in the Rights Agreement.

     (c) Section 31 of the Rights Agreement shall be amended by deleting the phrase "except that the rights and obligations of the Rights Agent shall be governed by the laws of the State of New York." and replaced with the following:

          "except that the rights and obligations of the Rights Agent shall be governed by the laws of the State of Illinois."

                            [Signature Page Follows]

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and effective as of the day and year above written.

                                     EEX Corporation

                                     By /s/ Richard L. Edmonson
                                       -----------------------------------------
                                         Richard L. Edmonson
                                         Senior Vice President, General Counsel,
                                            and Corporate Secretary

CERTIFICATION:

I, Richard L. Edmonson, Senior Vice President, General Counsel and Corporate Secretary of the Company, hereby certify that this Amendment complies with
Section 26 of the Rights Agreement.

                                       /s/ Richard L. Edmonson
                                     -------------------------------------------
                                       Richard L. Edmonson

                                     HARRIS TRUST COMPANY OF NEW YORK


                                     By  /s/ J. Martin McHale
                                       -----------------------------------------
                                     Its President


                                     COMPUTERSHARE INVESTOR
                                     SERVICES, LLC

                                     By  /s/  Paul X Tobin
                                       -----------------------------------------
                                     Its  Chief Operating Officer and Chief
                                             Legal Officer

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